EXHIBIT 24.2


                       HANDEX ENVIRONMENTAL RECOVERY, INC.

                              CERTIFIED RESOLUTION


     I, Scott R. Wilson, Assistant Secretary of Handex Environmental Recovery, Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on March 24, 1995, and that the same has not been changed and remains in full force and effect.

     RESOLVED, that each of Curtis Lee Smith, Jr., Stuart O. Smith, Thomas J. Bresnan, John T. St. James and Scott R. Wilson is hereby appointed as attorney of the Company with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-3, or any other appropriate form that may be used from time to time, with respect to the issue and sale of the Securities, and any and all amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Commission and any and all applicable applications or other documents in connection with the inclusion in any automated interdealer quotation system of the Securities covered by such Registration Statement or any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Securities, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and that each of the Chairman, President, Treasurer, Secretary or any Assistant Secretary of the Company is hereby authorized, for and on behalf of the Company, to execute a Power of Attorney evidencing the foregoing appointment.



                              /s/ Scott R. Wilson
                              ------------------------------------
                              Scott R. Wilson, Assistant Secretary

Dated:  May 4, 1995